UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2022

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2022, AstroNova, Inc. (“we,” “us,” “our” or the “Company”) acquired Astro Machine LLC (“Astro Machine”), an Elk Grove Village, Illinois-based manufacturer of printing equipment, including labelers, tabbers, conveyors, and envelope feeders for aggregate consideration of $17,125,000.

The acquisition was accomplished pursuant to an Equity Interest Purchase Agreement dated as of August 4, 2022 (the “Purchase Agreement”) by and among the Company, GSND Holding Corporation (“GSND”), the parent company of Astro Machine, and Astro Machine. Pursuant to the Purchase Agreement, we purchased 100% of the issued and outstanding equity interests of Astro Machine from GSND for a purchase price, payable in cash, of $15,625,000. The Purchase Agreement contains customary representations and warranties, affirmative and negative covenants, and indemnification provisions of the parties. The Company has obtained a representation and warranty insurance policy and has placed $300,000 of the purchase price into an escrow account, which pursuant to the terms and conditions of the Purchase Agreement, are its sole recourse for breaches of representations and warranties by GSND. The transactions contemplated by the Purchase Agreement closed simultaneously with its signing. Upon the closing of the transaction, Astro Machine became a wholly owned subsidiary of the Company.

Concurrently with the signing of the Purchase Agreement, AstroNova’s newly acquired subsidiary, Astro Machine, entered into a Purchase and Sale Agreement (the “P&S Agreement”) with Selak Real Estate Limited Partnership (“SRE”), pursuant to which, Astro Machine purchased certain real property assets of SRE for a purchase price, paid in cash, of $1,500,000. These real estate assets are comprised of a 34,460 square foot industrial manufacturing building (including offices) on 1.26 acres of land which is Astro Machine’s principal place of business. The P&S Agreement contains customary representations and warranties, affirmative and negative covenants, and indemnification provisions of the parties.

The forgoing description of the terms of the Purchase Agreement and the P&S Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the P&S Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 4, 2022, the Company entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A., as lender (the “Lender”). The Amendment amended the Amended and Restated Credit Agreement dated as of July 30, 2020, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2021, and the LIBOR Transition Amendment, dated as of December 24, 2021 (the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), between the Company and the Lender.

The Amended Credit Agreement provides for (i) a new term loan to the Company in the principal amount of $6,000,000, which term loan is in addition to the existing term loan outstanding under the Existing Credit Agreement in the principal amount of $9,000,000 as of the effective date of the Second Amendment, and (ii) an increase in the aggregate principal amount of the revolving credit facility available to the Company from $22,500,000 to $25,000,000. At the closing of the Amendment, the Company borrowed the entire $6,000,000 term loan and $12,400,000 under the revolving credit facility, and the proceeds of such borrowings were used in part to pay the purchase price payable pursuant to the Purchase Agreement and P&S Agreement as described in Item 1.01 to this Current Report on Form 8-K (this “report”) together will certain related transaction costs; the Company has since repaid $1,000,000 of such amount borrowed under the revolving credit facility. The revolving credit facility may otherwise be used for general corporate purposes.

Under the Amended Credit Agreement, revolving credit loans may continue to be borrowed, at the Company’s option, in U.S. Dollars or, subject to certain conditions, Euros, British Pounds, Canadian Dollars or Danish Kroner.

The Amended Credit Agreement requires that the term loan be paid in quarterly installments on the last day of each of the Company’s fiscal quarters over the term of the Amended Credit Agreement on the following repayment schedule: the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending on or about October 31, 2022 through July 31, 2023 is $375,000; and the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending on or about October 31, 2023 through April 30, 2027 is $675,000. The entire remaining principal balance of the term loan is required to be paid on August 4, 2027. The Company may voluntarily prepay the term loan, in whole or in part, from time to time without premium or penalty (other than customary breakage costs, if applicable). The Company may repay borrowings under the revolving credit facility at any time without premium or penalty (other than customary breakage costs, if applicable), but in any event no later than August 4, 2027, and any outstanding revolving loans thereunder will be due and payable in full, and the revolving credit facility will terminate, on such date. The Company may reduce or terminate the revolving line of credit at any time, subject to certain thresholds and conditions, without premium or penalty.

As under the Existing Credit Agreement, the loans under the Amended Credit Agreement are subject to certain mandatory prepayments, subject to various exceptions, from (a) net cash proceeds from certain dispositions of property, (b) net cash proceeds from certain issuances of equity, (c) net cash proceeds from certain issuances of additional debt and (d) net cash proceeds from certain extraordinary receipts.

Amounts repaid under the revolving credit facility may be reborrowed, subject to continued compliance with the Amended Credit Agreement. No amount of the term loan that is repaid may be reborrowed.

The interest rates under the Amended Credit Agreement are as follows: the term loan and revolving credit loans bear interest at a rate per annum equal to, at the Company’s option, either (a) the BSBY Rate as defined in the Amended Credit Agreement (or, in the case of revolving credit loans denominated in a currency other than U.S. Dollars, the applicable quoted rate), plus a margin that varies within a range of 1.60% to 2.50% based on the Company’s consolidated leverage ratio, or (b) a fluctuating reference rate equal to the highest of (i) the federal fund rate plus 0.50%, (ii) Bank of America’s publicly announced prime rate, (iii) the BSBY Rate plus 1.00%, or (iv) 0.50%, plus a margin that varies within a range of 0.60% to 1.50% based on the Company’s consolidated leverage ratio. In addition to certain other fees and expenses that the Company is required to pay to the Lender, the Company is required to pay a commitment fee on the undrawn portion of the revolving credit facility that varies within a range of 0.15% and 0.35% based on the Company’s consolidated leverage ratio.

The Company must comply with various customary financial and non-financial covenants under the Amended Credit Agreement. The financial covenants under the Amended Credit Agreement consist of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio and a minimum consolidated asset coverage ratio. The primary non-financial covenants limit the Company’s and its subsidiaries’ ability to incur future indebtedness, to place liens on assets, to pay dividends or distributions on their capital stock, to repurchase or acquire their capital stock, to conduct mergers or acquisitions, to sell assets, to alter their capital structure, to make investments and loans, to change the nature of their business, and to prepay subordinated indebtedness, in each case subject to certain exceptions and thresholds as set forth in the Amended Credit Agreement, certain of which provisions were modified by the Amendment.

The Lender is entitled to accelerate repayment of the loans and to terminate its revolving credit commitment under the Amended Credit Agreement upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of the Company’s covenants or representations under the loan documents, default under any other of the Company’s or its subsidiaries’ significant indebtedness agreements, a bankruptcy, insolvency or similar event with respect to the Company or any of its subsidiaries, a significant unsatisfied judgment against the Company or any of its subsidiaries, or a change of control of the Company.

The Company’s obligations under the Amended Credit Agreement continue to be secured by substantially all of the personal property assets of the Company (including a pledge of the equity interests held by the Company in its subsidiaries ANI ApS, AstroNova GmbH and AstroNova SAS), subject to certain exceptions, and by a mortgage on the Company’s owned real property in West Warwick, Rhode Island, and will be guaranteed by the Company’s newly acquired subsidiary Astro Machine LLC.

The forgoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.3.

Item 8.01	Other Events

On August 9, 2022, the Company issued a press release announcing the acquisition of Astro Machine and the real estate assets pursuant to the P&S Agreement. A copy of the press release is set forth as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Equity Interest Purchase Agreement, dated as of August 4, 2022, by and among AstroNova, Inc., Astro Machine LLC and GSND Holding Corporation.

10.2	Purchase and Sale Agreement, dated as of August 4, 2022, between Astro Machine LLC and Selak Real Estate Limited Partnership.

10.3	Second Amendment to Amended and Restated Credit Agreement, dated as of August 4, 2022, by and among AstroNova, Inc. and Bank of America, N.A.

99.1	Press Release, dated August 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: August 9, 2022	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

4